Exhibit 4.3
ADTRAN, INC.
2010 DIRECTORS STOCK PLAN
amended and restated effective January 1, 2010

ADTRAN, INC.
2010 DIRECTORS STOCK PLAN
ARTICLE I
Purpose
1.1 Background. ADTRAN, Inc. (the “Company”) maintains the ADTRAN, Inc. 2005 Directors Stock Option Plan under a plan document adopted by the Board of Directors of the Company on January 24, 2005 and effective May 18, 2005. The Company now wishes to amend and restate the ADTRAN, Inc. 2005 Directors Stock Option Plan, effective January 1, 2010, to be known as the ADTRAN, Inc. 2010 Directors Stock Plan (the “Plan”), to add the ability to issue restricted stock and restricted stock units under the Plan and to make other minor changes. This amendment and restatement is contingent upon the approval of the shareholders of the Company at the annual meeting on May 5, 2010.
1.2 General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging Directors who are not employees of the Company to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue to serve as Directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting persons of outstanding quality to service on the Board.
1.3 Intended Tax Effects of Awards. It is intended that the tax effects of any Award granted hereunder should be determined under Code §83.
ARTICLE II
Definitions
The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:
2.1 1933 Act shall mean the Securities Act of 1933, as amended.
2.2 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
2.3 Award shall mean any Option, Restricted Stock, or Restricted Stock Unit granted to a Participant under the Plan.
2.4 Award Agreement shall mean an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan.
2.5 Beneficiary shall mean, with respect to a Participant, the Person or Persons to whom the Participant’s Award shall be transferred upon the Participant’s death (i.e., the Participant’s Beneficiary).
(a) Designation of Beneficiary. A Participant’s Beneficiary shall be the Person who is last designated in writing by the Participant as such Participant’s Beneficiary hereunder. A Participant shall designate his or her original Beneficiary in writing on the form provided by the Committee. Any subsequent modification of the Participant’s Beneficiary shall be on the form provided by the Committee. A designation of beneficiary shall be effective when the properly completed form is received and accepted by the Committee, as determined in the Committee’s sole discretion.

(b) No Designated Beneficiary. If no Beneficiary has been validly designated by a Participant, or the Beneficiary designated by the Participant is no longer living or in existence at the time of the Participant’s death, then the Participant’s Beneficiary shall be deemed to be the Participant’s spouse, or if none, the Participant’s estate.
(c) Designation of Multiple Beneficiaries. A Participant may, consistent with subsection (a) above, designate more than one Person as a Beneficiary if, for each such Beneficiary, the Participant also designates a percentage of the Participant’s Award to be transferred to such Beneficiary upon the Participant’s death. Unless otherwise specified by the Participant, any designation by the Participant of multiple Beneficiaries shall be interpreted as a designation by the Participant that each such Beneficiary (to the extent such Beneficiary is alive or in existence as of the Participant’s date of death) should be entitled to an equal percentage of the Participant’s Award. Each Beneficiary shall have complete and non-joint rights with respect to the portion of a Participant’s Award to be transferred to such Beneficiary upon the Participant’s death.
(d) Contingent Beneficiaries. A Participant may designate one or more contingent Beneficiaries to receive all or a portion of the Participant’s Award in the event that all of the Participant’s original Beneficiaries should predecease the Participant; otherwise, in the event that one or more original Beneficiaries predeceases the Participant, then the remaining original Beneficiaries specified above shall be entitled to the share of such deceased Beneficiary in direct proportion to their designated shares.
2.6 Board shall mean the Board of Directors of the Company.
2.7 Cause shall mean an act or acts by an individual involving personal dishonesty, incompetence, willful misconduct, moral turpitude, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company or its parents or subsidiaries, the breach of any contract with the Company or its parents or subsidiaries, the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company or its parents or subsidiaries, a felony conviction, or the failure to contest prosecution for a felony, embezzlement, fraud, deceit or civil rights violations, any of which acts cause the Company or any subsidiary liability or loss, as determined by the Committee in its sole discretion.
2.8 Change of Control shall mean the occurrence of any one of the following events:
(a) Acquisition of Substantial Percentage. The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:
(1) any acquisition directly from the Company;

(2) any acquisition by the Company or any of its affiliates; or
(3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;
provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Common Stock and Outstanding Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so file, beneficial ownership of all of the Outstanding Common Stock and Outstanding Voting Securities beneficially owned by it on such date; or
(b) Change of Majority of Board Members. During any consecutive twelve (12) month period, individuals who, as of the beginning of that period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents; or
(c) Reorganization, Merger or Consolidation. There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; or
(d) Disposition of Assets. Consummation of the sale, lease, transfer exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company.
For purposes of this Section, the terms “affiliate” means an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, pursuant to the provisions of Rule 12b-2 of the 1934 Act.
2.9 Code shall mean the Internal Revenue Code of 1986, as amended and all regulations and formal guidance issued thereunder.
2.10 Committee shall mean the committee appointed by the Board to administer and interpret the Plan in accordance with Article III below.

2.11 Common Stock shall mean the common stock, par value $0.01 per share, of the Company.
2.12 Company shall mean ADTRAN, Inc.
2.13 Director shall mean an individual who is not an employee of the Company and who is serving as a member of the Board (i.e., a director of the Company), including as a director emeritus providing advisory services to the Board.
2.14 Disability shall mean, with respect to an individual, the total and permanent disability of such individual as determined by the Committee in its sole discretion.
2.15 Effective Date shall mean May 18, 2005.
2.16 Fair Market Value of the Common Stock as of a date of determination shall mean the following:
(a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or NASDAQ National Market System on the business day immediately preceding the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices of a share on the business day immediately preceding the date of determination.
(b) Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the NASDAQ National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of a share of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the Common Stock on the most recent date before the date of determination on which trading occurred.
(c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on Nasdaq and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts and in accordance with Code §409A, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.
The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

2.17 Option shall mean options to which Code §421 (relating generally to certain incentive stock options and other options) does not apply, granted to individuals pursuant to the terms and provisions of this Plan.
2.18 Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.
2.19 Participant shall mean an individual who is granted an Award pursuant to the terms and provisions of this Plan; provided that, if the Participant dies, the term “Participant” shall mean the Participant’s Beneficiary or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
2.20 Person shall mean any individual, organization, corporation, partnership, trust or other entity.
2.21 Plan shall mean this ADTRAN, Inc. 2010 Directors Stock Plan.
2.22 Restatement Effective Date shall mean January 1, 2010, subject to shareholder approval. See Article IX herein.
2.23 Restricted Stock shall mean an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines and sets forth in the applicable Award Agreement.
2.24 Restricted Stock Unit or RSU shall mean an Award of a unit representing one share of Common Stock, subject to such conditions, restrictions and contingencies as the Committee determines and sets forth in the applicable RSU Agreement and upon satisfaction of such specified restrictions, shall result in the issuance of one share of Common Stock.
2.25 Total Remuneration shall mean the total annual compensation (including Awards under the Plan) which may be paid to a Director for a given calendar year, as may be modified from time to time, excluding any additional retainer for acting in certain capacities such as committee chair or lead director, and any additional meeting fees.
ARTICLE III
Administration
3.1 General Administration. The Plan shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Award Agreements by which Awards shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.
3.2 Appointment. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more directors.

3.3 Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Awards granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.
ARTICLE IV
Stock; Eligibility and Annual Grants
4.1 Authorized Shares. The stock subject to Awards and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article VII, the total number of shares of Common Stock for which Awards may be granted to persons participating in the Plan shall not exceed in the aggregate 500,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired, terminated or otherwise forfeited Award again may become subject to Awards under the Plan.
4.2 Individuals Eligible for Awards. The individuals eligible to receive Awards hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any parent or subsidiary corporation of the Company.
4.3 Award of Grants. All Awards granted under this Section shall comply in all respects with the terms and conditions of this Plan.
(a) Initial Grants. Upon initially becoming a Director, an individual shall be automatically entitled to receive an Award with a Fair Market Value (in the case of Options, as such value is determined by the Board in its sole discretion) on the date of grant equal to (i) 50% of the annual grant detailed below in subsection (b) for the calendar year prior to the calendar year in which the individual initially becomes a Director or (ii) such other lesser amount as determined in the discretion of the Board. A Director who has previously served as a Director and who again becomes a Director shall not be entitled to an initial grant pursuant to this subsection (a). Only a Director who has never served as a Director shall be entitled to an initial grant pursuant to this subsection (a). An individual who receives an initial grant hereunder shall also be entitled to receive an annual grant under subsection (b) for the calendar year in which he initially becomes a Director.
(b) Annual Grants. As of December 31 of each calendar year in which an individual is a Director, and provided such individual is a Director as of such date, such individual shall be automatically entitled to receive an Award with a Fair Market Value (in the case of Options, as such value is determined by the Board in its sole discretion) on the date of grant equal to (i) 50% of the Director’s Total Remuneration for such calendar year (rounded to the nearest whole share as of such date) or (ii) such other lesser amount as determined in the discretion of the Board; but in no event shall any Award have a Fair Market Value greater than $120,000.

(c) Form of Grants. All Awards shall be in the form of Restricted Stock unless the Board, upon recommendation by the Committee, determines that Awards shall be in the form of Options or Restricted Stock Units. Any determination to grant Awards in a form other than Restricted Stock shall be made, in the case of initial grants under subsection (a), prior to the date the Director becomes entitled to the Award, and, in the case of annual grants under subsection (b), before December 31 for Awards for the calendar year ending that December 31.
ARTICLE V
Stock Options
5.1 Award Agreement. Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Award Agreement. The Committee shall present such Award Agreement to the Participant. Upon receipt of such Award Agreement by the Participant, such Option shall be deemed to have been granted effective as of the date of grant.
5.2 Participant and Number of Shares. Each Award Agreement shall state the name of the Participant and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Participant and the date as of which the Option was granted under this Plan.
5.3 Vesting. Unless otherwise provided in a Participant’s Award Agreement, each Option shall first become exercisable (i.e., vested) with respect to 100% of the shares subject to such Option as of the first anniversary of the date the Option is granted and, prior to said date, the Option shall be unexercisable in its entirety. Notwithstanding the foregoing, all Options granted to a Participant shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Participant’s becoming Disabled or upon his death or upon a Change of Control. Other than as provided in the preceding sentences, if a Participant ceases to be a Director, his rights with regard to all non-vested Options shall cease immediately.
5.4 Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted.
5.5 Term of Options. The terms of Options granted under the Plan shall commence on the date of grant and shall expire ten years from the date the Option is granted.
5.6 Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date.
5.7 Method of Exercise. All Options granted hereunder shall be exercised by written notice on a form prescribed by the Committee and directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option that the Participant is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 8.1. The Company shall make delivery of such shares (electronically or in paper form) within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

5.8 Medium and Time of Payment.
(a) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased multiplied by the per share Option Price. Payment, at the election of the Participant (or his Beneficiary, if applicable), shall be (A) in cash; (B) by delivery to the Company of shares of the Common Stock that are owned by the Participant, guaranteed or notarized, with such documentation as the Committee may require, or in such other manner as the Committee may require; (C) if permitted by all applicable laws and regulations, by broker-assisted cashless exercises executed through a same day sale on the public market; or (D) any combination of the above forms or any other form of payment permitted by the Committee.
(b) If the Participant delivers Common Stock with a value that is less than the total Option Price, then such Participant shall pay the balance of the total Option Price in cash, as provided in subsection (a) above.
5.9 Effect of Termination of Service, Disability or Death. Except as provided in subsections (a), (b) and (c) below, no Option shall be exercisable unless the Participant shall have been a Director from the date of the granting of the Option until the date of exercise.
(a) Termination of Service. In the event a Participant ceases to be a Director for any reason other than death or Disability, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of the following: (i) the expiration date of the Option; (ii) three months after the date the Participant ceases to be a Director (except as provided in subsection (c)); or (iii) the date on which the Company gives notice to such Participant of termination of his service as a Director if service is terminated by the Company or by its shareholders for Cause (a Participant’s resignation in anticipation of termination of service by the Company or by its shareholders for Cause shall constitute a notice of termination by the Company). Notwithstanding the foregoing, in the event that a Participant’s service as a Director terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Participant shall be extended through the end of the three-month period immediately following the date of such termination of service. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of service as a Director.
(b) Disability. Upon the termination of a Participant’s service as a Director due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of the following: (i) the expiration date of such Option; or (ii) one year after the date on which such Participant ceases to be a Director due to Disability (except as provided in subsection (c)). Prior to the earlier of such dates, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Participant’s service as a Director ceases due to Disability.
(c) Death. In the event of the death of the Participant (i) while he is a Director, (ii) within three months after the date on which such Participant’s service as a Director is terminated (for a reason other than Cause) as provided in subsection (a) above, or (iii) within one year after the date on which such Participant’s service as a Director terminated due to his Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by the Participant’s Beneficiary at any time prior to the expiration of one year from the date of death of such Participant, but in no event later than the date of expiration of the Option. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Participant.

The Committee shall have the power to extend the period of time described above in which an Option may be exercised to the extent permitted by Code §409A and the Treasury regulations issued thereunder, but not beyond the end of the term set forth in Section 5.5 above.
5.10 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Participant except by transfer to a Beneficiary upon the death of the Participant, and any purported transfer (other than as excepted above) shall be null and void. After the death of a Participant and upon the death of the Participant’s Beneficiary, an Option shall be transferable only by will or by the laws of descent and distribution. During the lifetime of a Participant, the Option shall be exercisable only by him; provided, however, that in the event the Participant is incapacitated and unable to exercise Options, such Options may be exercised by such Participant’s legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.
5.11 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Article VII, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.
5.12 No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.
ARTICLE VI
Restricted Stock and Restricted Stock Units
6.1 Award Agreement. When the Committee awards Restricted Stock or Restricted Stock Units under the Plan, it shall prepare (or cause to be prepared) an Award Agreement, effective as of the date of grant, that shall specify the number of Shares subject to the Award, any vesting or restrictions that apply to the Award, and such other provisions as the Committee may determine, which are not inconsistent with the terms and provisions of the Plan.
6.2 Vesting. Unless otherwise provided in a Participant’s Award Agreement, each Award of Restricted Stock or Restricted Stock Units shall become vested (i.e., all restrictions shall lapse) on the first anniversary of the date of grant; provided, if the Director ceases to be a Director, his rights with regard to all non-vested Restricted Stock or Restricted Stock Units shall cease immediately. Notwithstanding the foregoing, the Restricted Stock or Restricted Stock Units shall become 100% vested immediately upon the death or Disability of the Director or upon a Change of Control of the Company.
6.3 Delivery.
(a) Issuance. The Company shall issue the shares of Restricted Stock within a reasonable period of time after execution of the Award Agreement and shall issue shares of Common Stock within a reasonable period of time after vesting of the Restricted Stock Units; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action. During the period of restriction, the Company will hold the Restricted Stock in uncertificated form in a restricted account. As soon as practicable after the lapse of the period of restriction, the Company shall deliver the stock certificates (or an electronic version thereof) to the Participant.

(b) Legend for Restricted Stock. Unless the certificate representing shares of the Restricted Stock is deposited with a custodian (as described in this Section), each certificate shall bear the following legend (in addition to any other legend required by law):
“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the ADTRAN, Inc. 2010 Director Stock Plan and an Award Agreement dated __________, _______, between ________________ and ADTRAN, Inc. The Plan and the Award Agreement are on file in the office of the Corporate Secretary of ADTRAN, Inc.”
Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.
(c) Restricted Stock Deposited with Custodian. As an alternative to delivering a stock certificate to the Participant, the Committee may deposit or transfer such shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Participant for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Participant in whose name the Restricted Stock evidenced thereby is registered only after such shares become nonforfeitable.
6.4 Restrictions on Transfer. No Restricted Stock or Restricted Stock Unit shall be assignable or transferable by the Participant except by transfer to a Beneficiary upon the death of the Participant, and any purported transfer (other than as excepted above) shall be null and void. After the death of a Participant and upon the death of the Participant’s Beneficiary, the Restricted Stock or Restricted Stock Unit (as applicable) shall be transferable only by will or by the laws of descent and distribution.
6.5 Shareholder Rights. No shareholder rights shall inure to a Participant who has been awarded Restricted Stock or Restricted Stock Units until the restrictions on the Restricted Stock lapse or actual shares of Common Stock are issued upon vesting of the Restricted Stock Units, as applicable.
6.6 Dividend Credits. Any cash dividends paid on Common Stock underlying the Participant’s Restricted Stock or Restricted Stock Units during the period of restriction shall be credited to a bookkeeping account which shall be hypothetically invested in whole shares of Common Stock. Upon the lapse of restrictions on the Restricted Stock or Restricted Stock Units, the Company will immediately pay the Participant the accumulated value of the bookkeeping account in the form of whole shares of Common Stock, plus any remaining cash.

ARTICLE VII
Adjustments
7.1 Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:
(a) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Awards under the Plan and in the number and kind of shares granted as part of the annual grants.
(b) The Committee also shall make an appropriate adjustment in the number and kind of shares underlying outstanding Awards, or portions thereof, that remain unexercised or subject to restriction; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Awards shall be the next lower number of shares, rounding all fractions downward.
(c) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Participant shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Award for which shares have not yet been issued in his or her name on or prior to the record date or which portion is otherwise not included in the determination of shareholders entitled to receive or exercise such rights or warrants.
7.2 Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, and if the agreement memorializing such reorganization so provides, any outstanding Award granted under the Plan shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Award would have been entitled. If such agreement does not so provide: (i) any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days’ notice to the Participants to whom such Options have been granted and (ii) any or all unvested Awards of Restricted Stock or Restricted Stock Units hereunder shall become immediately fully vested, nonforfeitable and/or payable.
7.3 Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Participant written notice of such event at least ten days prior to its effective date, and the rights of all Participants shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).
7.4 Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Award, except as specifically provided otherwise in this Article. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.

7.5 No Cashouts or Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an Option Price that is less than the Option Price of the original Options without stockholder approval.”
ARTICLE VIII
Agreement by Participant and Securities Registration
8.1 Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Award shall be granted to any Participant and no Option shall be exercisable by a Participant unless, at the time of grant or exercise, as applicable, such Participant (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Participant shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Participant did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Award or by the exercise of an Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:
The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and] are held by an “affiliate” (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Company. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee be recognized as the owner thereof by the Company.
If the Common Stock is (A) held by a Participant who ceases to be an “affiliate,” as that term is defined in Rule 144 of the 1933 Act, or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 8.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.
8.2 Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Awards have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to a Participant. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on Nasdaq at the time of the removal of restrictions from an Award or exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or Nasdaq of the shares of Common Stock to be issued.

ARTICLE IX
Effective Date
9.1 Adoption of Plan. The Plan was effective as of the Effective Date, and is being restated as of the Restatement Effective Date. No Restricted Stock or Restricted Stock Units will be granted hereunder prior to said Restatement Effective Date. Adoption of the restated Plan shall be approved by the shareholders of the Company at the annual meeting of the shareholders of the Company which immediately follows the date of the adoption of the Plan by the Board. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law; provided, however, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act. Failure to obtain such approval shall render the restatement of the Plan and any Restricted Stock and Restricted Stock Units granted hereunder null and void ab initio.
ARTICLE X
Amendment and Termination
10.1 Amendment and Termination By the Board. Subject to Section 10.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.
10.2 Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 10.1 above, the following restrictions shall apply to the Board’s authority under Section 10.1 above:
(a) Prohibition Against Adverse Effects on Outstanding Awards. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Participants who have outstanding Awards without the consent of such Participants;
(b) Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if such approval is necessary with respect to tax, securities or other applicable laws or the applicable rules or regulations of any stock exchange or Nasdaq.
10.3 Expiration of Plan. No Award shall be granted hereunder after ten years from the earlier of (a) the date the Plan, as amended and restated, is approved by the shareholders, or (b) the date the Plan, as amended and restated, is adopted by the Board.

ARTICLE XI
Miscellaneous Provisions
11.1 Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.
11.2 Notices. All notices or other communications by a Participant to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.
11.3 Term of Plan. Subject to the terms of Article X, the Plan shall terminate upon the latest of (i) the complete exercise or lapse of the last outstanding Option, (ii) the lapse of restrictions on the last outstanding Award, other than an Option, or (iii) the last date upon which an Award may be granted hereunder.
11.4 Compliance with Rule 16b-3. This Plan is intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the 1934 Act.
11.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Alabama.
11.6 Additional Provisions By Committee. The Award Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable.
11.7 Plan Document Controls. In the event of any conflict between the provisions of an Award Agreement and the Plan, the Plan shall control.
11.8 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.
11.9 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.
11.10 Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.
11.11 No Rights to Perform Services. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to perform services for the Company or any parent or subsidiary corporation of the Company.
11.12 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

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AMENDMENT AND RESTATEMENT ADOPTED BY BOARD
OF DIRECTORS ON JANUARY 19, 2010,
EFFECTIVE AS OF JANUARY 1, 2010
AMENDMENT AND RESTATEMENT APPROVED BY
SHAREHOLDERS ON MAY 5, 2010